EXHIBIT A
                                       To
                             UNDERWRITING AGREEMENT
                                     Between
                 KEELEY FUNDS, INC. and KEELEY INVESTMENT CORP.


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
Series                                                  Distribution Plan
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Keeley Mid Cap Value Fund                               Distribution Plan (12b-1 Plan) adopted on April 7,
                                                        2005
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Keeley All Cap Value Fund                               Distribution Plan (12b-1 Plan) adopted on February
                                                        14, 2006
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